Exhibit 10.2

Execution Version

PREFERRED STOCK PURCHASE AGREEMENT

This PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”) between Perception Capital Corp. IV, a Cayman Islands exempted company (the “Company”) and BCMP Services Limited, a limited company incorporated in England and Wales (the “Buyer”; together with the Company, the “Parties” and, each, a “Party”)) is dated September 6, 2024 (the “Signing Date”).

Background

A. The Parties are executing and delivering this Agreement in reliance upon exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

B. The Buyer desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, 609,250 preference shares of the Company (“Series A Shares”) with the rights and preferences as set forth in the board resolution of the Company dated September 6, 2024 and attached as Exhibit A (the “Board Resolution”).

AGREEMENT

In consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are acknowledged, the Company and the Buyer agree as follows:

1. Purchase and Sale of Series A Shares.

a. Purchase of Series A Shares. The Company shall issue and sell to the Buyer and the Buyer agrees to purchase from the Company an aggregate of 609,250 Series A Shares with the rights, preferences, and restrictions as set forth in the Board Resolution in two tranches.

b. Form of Payment. The Buyer shall pay an aggregate of $700,000.00 (the “Purchase Price”) for the Series A Shares. On the Closing Date (as defined below), the Buyer shall pay $500,000 of the Purchase Price (the “Initial Funds”) by wire transfer of immediately available funds to the Company, in accordance with the Company’s written wiring instructions attached as Exhibit B to purchase 435,179 Series A Shares (the Tranche 1 Shares”). On the date that is thirty (30) days following the Closing Date (the “Deadline”), the Buyer shall pay the remaining $200,000 of the Purchase Price by wire transfer of immediately available funds to the Company, in accordance with the Company’s written wiring instructions (the “Additional Funds”) to purchase the remaining 174,071 Series A Shares (the “Tranche 2 Shares”). On the Closing Date, the Company shall deliver such duly authorized Tranche 1 Shares on behalf of the Company, to the Buyer, against delivery of such Initial Funds. On the Deadline Date, the Company shall deliver such duly authorized Tranche 2 Shares on behalf of the Company, to the Buyer, against delivery of such Additional Funds.

c. Closing Date; Deadline Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Tranche 1 Shares under this Agreement (the “Closing Date”) shall be 12:00 noon, Eastern Standard Time on or about September [__], 2024, or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties. The date and time of the issuance of the Tranche 2 Shares shall be 12:00 noon, Eastern Standard Time on or about October __, 2024.

2. Buyer’s Representations and Warranties. The Buyer represents and warrants to the Company that:

a. The Buyer has full power and authority to enter into this Agreement, the execution and delivery of which has been duly and validly authorized by the Buyer and this Agreement constitutes a valid and legally binding obligation of the Buyer, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of the obligations are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

b. The Buyer acknowledges its understanding that the offering and sale of the Series A Shares and the shares issuable upon conversion of the Series A Shares (such shares as converted being collectively referred to as the “Conversion Shares” and, collectively with the Series A Shares, the “Securities”) is intended to be exempt from registration under the Securities Act, by virtue of Rule 506(b) promulgated under the Securities Act, and the provisions of Regulation D. The Buyer represents and warrants to the Company and its affiliates as follows:

i. The Buyer realizes that the basis for the exemption from registration may not be available if, notwithstanding the Buyer’s representations contained in this Agreement, the Buyer is merely acquiring the Securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Buyer does not have any such intention.

ii. The Buyer realizes that the basis for exemption would not be available if the offering is part of a plan or scheme to evade registration provisions of the Securities Act or any applicable state or federal securities laws, except sales under a registration statement or sales that are exempted under the Securities Act.

iii. The Buyer is buying the Series A Shares for its own account and not as a trustee, nominee or with a view toward distribution.

iv. The Buyer has the financial ability to bear the economic risk of the Buyer’s investment, has adequate means for providing for its current needs and contingencies, and has no need for liquidity with respect to an investment in the Company.

v. The Buyer and the Buyer’s attorney, accountant and/or tax advisor, if any (collectively, the “Advisors”) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of a prospective investment in the Securities. The Buyer also represents it has not been organized solely for the purpose of acquiring the Securities.

vii. The Buyer (together with its Advisors, if any) has received all documents requested by the Buyer, if any, and has carefully reviewed them and understands the information, before the execution of this Agreement.

c. The Buyer is not relying on the Company or any of its employees, agents, sub-agents or advisors with respect to the legal, tax, economic and related considerations involved in this investment. The Buyer has relied on the advice of, or has consulted with, only its Advisors.

d. The Buyer has carefully considered the potential risks relating to the Company and a purchase of the Securities, and fully understands that the Securities are a speculative investment that involves a high degree of risk of loss of the Buyer’s entire investment. Among other things, the Buyer has carefully considered each of the risks described under the heading “Risk Factors” in the Company’s SEC filings.

e. The Buyer will not sell or otherwise transfer any Securities without registration under the Securities Act or an exemption, and fully understands and agrees that the Buyer must bear the economic risk of its purchase because, among other reasons, the Securities have not been registered under the 1933 Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states, or an exemption from such registration is available. In particular, the Buyer is aware that the Securities are “restricted securities,” as such term is defined in Rule 144, and they may not be sold under Rule 144 unless all of the conditions of Rule 144 are met. The Buyer further acknowledges that pursuant to the provisions of Rule 144(i), Rule 144 will not be available to the Buyer until at least 12 months after Blue Gold Limited has filed its “Super 20-F.” The Buyer understands that any sales or transfers of the Securities are further restricted by state securities laws and the provisions of this Agreement.

f. The Buyer and its Advisors, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the offering and the business, financial condition, results of operations and prospects of the Company, and all such questions have been answered to the full satisfaction of the Buyer and its Advisors, if any.

g. The Buyer represents and warrants that: (i) the Buyer was contacted regarding the sale of the Securities by the Company (or an authorized agent or representative) with whom the Buyer had a prior substantial pre-existing relationship; and (ii) no Securities were offered or sold to it by means of any form of general solicitation or general advertising, and the Buyer did not: (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising; or (C) observe any website or filing of the Company with the SEC in which any offering of securities by the Company was described and as a result learned of any offering of securities by the Company.

h. The Buyer has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the contemplated transactions.

i. The Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

j. Legends. The Buyer understands that until such time as the Securities have been registered under the Securities Act or may be sold under an applicable exemption from registration, the Securities shall bear a restrictive legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) THE ISSUER OF SUCH SECURITIES RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY ACCEPTABLE TO THE ISSUER, THAT SUCH SECURITIES MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.”

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the Securities Act or otherwise may be sold under an exemption from registration without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act, which opinion shall be accepted by the Company so that the sale or transfer is effected. The Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any. If the Company does not accept the opinion of counsel provided by the Buyer with respect to the transfer of Securities under an exemption from registration, such as Rule 144, it will be considered an event of default.

3. Representations and Warranties of the Company. The Company represents and warrants to the Buyer that:

a. Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted, except for those jurisdictions in which failure to have such authority would not have a Material Adverse Effect.

b. Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the contemplated transactions and to issue the Securities, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the contemplated transactions (including without limitation, the issuance of the Series A Shares and the issuance and reservation for issuance of the Conversion Shares issuable upon conversion or exercise) have been duly authorized by the Company’s board of directors and no further consent or authorization of the Company, its board of directors, or its shareholders is required, (iii) this Agreement has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection with this Agreement and bind the Company accordingly, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Series A Shares, each of such instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of the obligations are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

c. Capitalization. As of the Signing Date, the authorized share capital of the Company consists of US$22,100 divided into 200,000,000 Class A ordinary shares of $0.0001 par value per share, of which 10,527,671 shares are issued and outstanding, 20,000,000 Class B ordinary shares of $0.0001 par value per share (together with the Class A ordinary shares, the “ordinary shares”) of which one share is outstanding, and 1,000,000 preference shares of par value $0.0001 per share, of which no shares are issued and outstanding. All of the issued Series A Shares shall be duly authorized, validly issued, fully paid and non-assessable upon issue.

d. Issuance of Securities. The Securities upon issuance will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder.

e. No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the contemplated transactions (including, without limitation, the issuance of the Securities and reservation for issuance of the Conversion Shares) will not (i) conflict with or result in a violation of any provision of the Company’s articles of association, as amended, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject but excluding any securities, tax or other law that may be applicable to this Agreement or the transactions contemplated thereby outside of the United States) applicable to the Company or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company, if any, is not being conducted, and shall not be conducted so long as the Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on the business, operations, assets or financial condition of the Company, or on the contemplated transactions or by the agreements or instruments to be entered into in connection with this Agreement.

f. SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed before the Signing Date and all included exhibits, financial statements, schedules ,and documents (other than exhibits to such documents) incorporated by reference, being referred to as the “SEC Documents”). As of their respective dates or if amended, as of the dates of the amendments, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the promulgated rules and regulations of the SEC applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a fact or omitted to state a material fact required to be stated or necessary in order to make the statements, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings before the Signing Date). Except as set forth in the SEC Documents, as of their respective dates or if amended, as of the dates of the amendments, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved and fairly present in all material respects the financial position of the Company and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company is subject to the reporting requirements of the 1934 Act.

g. Absence of Certain Changes. Except as set forth in the SEC Documents or as may have been advised by the Company to the Buyer, since January 1, 2024, there have been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations, prospects or 1934 Act reporting status of the Company.

h. Absence of Litigation. Except as set forth in the SEC Documents, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, or their officers or directors in their capacity as such, that could have a Material Adverse Effect. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing that could have a Material Adverse Effect.

i. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities to the Buyer. The issuance of the Securities to the Buyer will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Company or its securities.

j. No Investment Company. The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be an “investment company” required to be registered under the Investment Company Act of 1940 (an “Investment Company”). The Company is not controlled by an Investment Company.

4. COVENANTS.

a. Best Efforts. The Company shall use its commercially reasonable efforts to satisfy timely each of the conditions described in Section 7 of this Agreement.

b. Form D; Blue Sky Laws. The Company agrees to timely make any filings required by federal and United States laws as a result of the closing of the transactions contemplated by this Agreement. The Buyer acknowledges and agrees that the Company has not taken any actions to qualify the securities or otherwise under the laws of England and Wales

c. Use of Proceeds. The Company shall use the proceeds for general working capital purposes.

d. Breach of Covenants. If the Company breaches any of the covenants set forth in this Section 4, in addition to any other remedies available to the Buyer under this Agreement, it will be considered an event of default; provided; however; that, if during the period beginning on the issued date of the Series A Shares and ending on the date which is one hundred eighty (180) days, the Company shall have a period of ten (10) days to cure any such breach.

e. Trading Activities. Neither the Buyer nor its affiliates have an open short position in the ordinary shares of the Company and the Buyer agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales of or hedging transactions with respect to the ordinary shares of the Company.

f. The Buyer is Not a “Dealer”. The Buyer and the Company acknowledge that solely with respect to the transactions contemplated by this Agreement and services, if any, provided by the Buyer to the Company, the Buyer has not: (i) acted as an underwriter; (ii) acted as a market maker or specialist; (iii) acted as “de facto” market maker; or (iv) conducted any other professional market activities such as providing investment advice, extending credit and lending securities in connection; and thus that the Buyer is not a “Dealer” as such term is defined in the 1934 Act.

5. Reserved.

6. Conditions to the Company’s Obligation to Sell. The obligation of the Company to issue and sell the Tranche 1 Shares to the Buyer at the Closing or the Tranche 2 Shares at the Deadline Date is subject to the satisfaction, at or before the Closing Date in the case of Tranche 1 or the Deadline Date in the case of Tranche 2 of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

a. The Buyer shall have executed this Agreement and delivered the same to the Company.

b. Intentionally omitted.

c. The Buyer shall have delivered the Purchase Price in accordance with Section 1(b).

d. The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

e. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the contemplated matters which prohibits the consummation of any of the transactions contemplated by this Agreement.

7. Conditions to the Buyer’s Obligation to Purchase. The obligation of the Buyer to purchase the Tranche 1 Shares at the Closing or the Tranche 2 Shares at the Deadline Date is subject to the satisfaction, at or before the Closing Date in the case of the Tranche 1 Shares or the Deadline Date in the case of the Tranche 2 Shares of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

a. The Company shall have executed this Agreement and delivered the same to the Buyer.

b. Intentionally omitted.

c. The Company shall have delivered to the Buyer the Tranche 1 Shares or the Tranche 2 Shares as the case may be by way of book entry or certificated form.

d. Intentionally omitted.

e. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate or certificates, executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer including, but not limited to certificates with respect to the board of directors’ resolutions relating to the contemplated transactions.

f. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the contemplated matters which prohibits the consummation of any of the transactions contemplated by this Agreement.

g. No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on the Company including, but not limited, to a change in the 1934 Act reporting status of the Company or the failure of the Company to be timely in its 1934 Act reporting obligations.

h. The Board Resolution shall be properly authorized.

8. Governing Law; Miscellaneous.

a. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the State of New York. Each Party irrevocably waives any objection to jurisdiction and venue and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Each party waives trial by jury. The prevailing Party shall be entitled to recover from the other Party its reasonable attorney’s fees and costs. Each Party irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement, the Series A Shares, or any related document or agreement by mailing a copy via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice. Nothing contained in this Agreement shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

b. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party.

c. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

d. Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict and shall be deemed modified to conform with such statute or rule of law. Any provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision.

e. Entire Agreement; Amendments. This Agreement and the instruments referenced contain the entire understanding of the Parties and, except as specifically set forth, no Party makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Parties.

f. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted shall be in writing and, unless otherwise specified, shall be (i) delivered by reputable express courier service with charges prepaid, or (iii) transmitted by email, in each case addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given shall be deemed effective (a) upon delivery by email (if delivered on a business day during normal business hours where such notice is to be received, otherwise upon the next business day following such delivery), or (b) on the second (2nd) business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

if to the Company:

Attn: Richard W. Gaenzle, Jr.
3109 W. 50th Street, #207

Minneapolis, MN 55410

Email: info@perceptioncapitalpartners.com

with a copy to (which shall not constitute notice):

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attn: Giovanni Caruso

Email: gcaruso@loeb.com

If to the Buyer:

Andrew Cavaghan

124 City Road

London

EC1V 2NX

United Kingdom

Email: adec@bcmp.com

with a copy to (which shall not constitute notice):

Nelson Mullins Riley & Scarborough LLP

Atlantic Station, Suite 1700

201 17th Street NW

Atlanta, GA 30363

Attn: Andrew Tucker

Email: Andy.Tucker@nelsonmullins.com

Each Party shall provide notice to the other Party of any change in address.

g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and assigns. Neither Party shall assign this Agreement or any rights or obligations without the prior written consent of the other Party.

h. Survival and Indemnification. The representations and warranties and the agreements and covenants set forth in this Agreement shall survive the Closing notwithstanding any due diligence investigation conducted by or on behalf of the either Party. The Company agrees to indemnify and hold harmless the Buyer and all their officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred. The Buyer agrees to indemnify and hold harmless the Company and all their officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Buyer of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

i. Further Assurances. Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the contemplated transactions.

j. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against any party.

k. Remedies. Each Party acknowledges that a breach by such Party of its obligations will cause irreparable harm to the other Party by vitiating the intent and purpose of the contemplated transaction. Accordingly, each Party acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the other Party of the provisions of this Agreement, that the non-breaching party shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the assessable penalties, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the necessity of showing economic loss and without any bond or other security being required.

l. Trust Waiver. Notwithstanding anything herein to the contrary, the Buyer hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account established in which the proceeds of the IPO conducted by the Company (including the deferred underwriters discounts and commissions) and the proceeds of the sale of the warrants issued in a private placement in connection with the IPO were deposited (the “Trust Account”), as described in greater detail in the registration statement and prospectus filed with the SEC in connection with the IPO, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account for any reason whatsoever.

[Signature Page to Follow]

Each Party has caused this Agreement to be executed as of the Signing Date.

BUYER

BCMP Services Limited

By:	/s/ Andrew Cavaghan
Name:	Andrew Cavaghan
Title:	Director

COMPANY

Perception Capital Corp. IV

By:	/s/ Rick Gaenzle
Name:	Richard “Rick” Gaenzle, Jr.
Title:	Chief Executive Officer

AGGREGATE SUBSCRIPTION AMOUNT:

Number of Preference Shares purchased	609,250

Aggregate Purchase Price:	$700,000.00

Exhibit A

Board Resolution

(See attached.)

Exhibit B

Wire Instructions

(See attached.)